UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2022

Lerer Hippeau Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40168	86-1418494
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Street, Suite 201
New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 237-4837

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LHAA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on December 7, 2022, the Board of Directors (the “Board”) of Lerer Hippeau Acquisition Corp. (the “Company”) determined that if the Company has not consummated an initial Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended), by December 14, 2022 (the “Termination Date”), the Company shall (i) cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days after the Termination Date, redeem (the “Redemption”) 100% of the shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), sold in the Company’s initial public offering (the “IPO”), whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option, collectively, the “Public Shares”); and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the remaining stockholder(s) of the Company and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the Delaware General Corporation Law to provide for claims of creditors and other requirements of applicable law.

On December 7, 2022, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated Redemption, liquidation and dissolution; and (ii) requested that Nasdaq (A) suspend trading of the Company’s shares of Class A Common Stock effective before the opening of trading on December 14, 2022, and (B) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Class A Common Stock will no longer be listed on Nasdaq.

The Company expects that Nasdaq will file Form 25 with the SEC on or about December 14, 2022, upon which the delisting of the Company’s Class A Common Stock will become effective. Following that, the Company intends to file a Form 15 Certification and Notice of Termination of Registration with the SEC, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated with respect to the Class A Common Stock.

In connection with the foregoing matters, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

The information set forth in Item 3.01 above of this Current Report on Form 8-K is incorporated by reference herein.

In the Redemption, the Public Shares will be redeemed at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and to $100,000 to pay dissolution expenses, which have already been withdrawn) (the “Redemption Amount”), by (B) the total number of then outstanding Public Shares. The Redemption will completely extinguish rights of the holders of Public Shares (including the right to receive further liquidating distributions, if any).

Following the redemptions in connection with the approval and implementation of the Company’s amendment to its Amended and Restated Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on December 7, 2022 and after taking into account withdrawals for taxes and dissolution expenses, the total amount held in the trust account was approximately $1,201,718.46, and a total of 119,083 Public Shares were outstanding. The Company estimates that the total Redemption Amount will be approximately $1,201,718.46, and the per-share Redemption Amount will be approximately $10.09.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind, de-listing of the Company’s Class A Common Stock, Redemption and Redemption Amount. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this Current

Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lerer Hippeau Acquisition Corp.

Date: December 9, 2022	By:	/s/ Eric Hippeau
	Name:	Eric Hippeau
	Title:	Chief Executive Officer